UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2006
Date of Report (Date of earliest event reported)

INVISION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205 - 1480 Gulf Road
Point Roberts, WA 98281	98281
(Address of principal executive offices)	(Zip Code)

(360) 305-5696
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute "forward-looking statements". These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under Section 2 and elsewhere in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and our current reports on Form 8-K.

As used in this report, the terms “we,” “us,” “our,” the “Company,” and “Invision” mean Invision Capital, Inc., unless otherwise indicated. All dollar amounts in this Current Report on Form 8-K are expressed in U.S. dollars, unless otherwise indicated.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective April 26, 2006, we completed the acquisition of EDI Exploration Drilling International GmbH (“EDI”). The acquisition of EDI was completed pursuant to the terms of the Share Purchase Agreement executed on April 21, 2006 and dated for reference April 5, 2006 among us, EDI, EDI Exploration Drilling International Holding GmbH (“EDI Holding”) and Frank Rigney. In exchange for all of the shares of EDI, we issued to EDI Holding a total of 50,000,000 shares of our common stock. Concurrently, EDI Holding purchased an additional 20,000,000 shares of our common stock from Mr. Rigney at an aggregate price of $10,000. Mr. Rigney was a member of our Board of Directors and our sole executive officer from our inception until March 20, 2006. As a result of the sale of his shares to EDI Holding, Mr. Rigney no longer owns any shares of our common stock.

Upon the completion of the acquisition, Rainer Rotthaeuser was appointed to our Board of Directors, and as our Chief Executive Officer and President, and Guenter Thiemann was appointed as our Chief Financial Officer and Treasurer. John Boschert will continue to act as our Secretary, and is expected to remain on the Board of Directors on a temporary basis. Pursuant to the terms of the Share Purchase Agreement, within 10 days after an information statement prepared in accordance with Rule 14f-1 of the Securities Exchange Act of 1934 (the “Exchange Act”) is mailed to our stockholders and filed with the Securities and Exchange Commission (the “SEC”), Mr. Thiemann will replace Mr. Boschert on our Board of Directors. Mr. Boschert is expected to continue to act as our Secretary.

A copy of the press release announcing our acquisition of EDI is attached as an exhibit to this Current Report on Form 8-K.

FORM 10-SB INFORMATION

DESCRIPTION OF BUSINESS

We were incorporated on January 24, 2003 under the laws of the State of Nevada. On March 27, 2006, we completed a 5-for-1 split of our common stock. As a result of the stock split, our authorized capital was increased from 200,000,000 shares of common stock, with a par value of $0.001 per share, of which there were 10,398,400 shares issued and outstanding, to 1,000,000,000 shares of common stock, with a part value of $0.001 per share, of which there were 51,992,000 shares issued and outstanding.

Prior to completing the acquisition of EDI, we were engaged in the business of acquiring, exploring and developing mineral properties. We currently own an option to acquire a 100% undivided interest in a mineral property located in the Thunder Bay Mining Division in the Province of Ontario, Canada that we call the Muriel Lake Property. Under our option agreement for the Muriel Lake Property, which was amended effective June 30, 2005, in order to exercise our option we are required to:

(a)	incur exploration expenditures on the Muriel Lake Property of $75,000 CDN (approximately $65,850 US) by June 30, 2006;

(b)	incur exploration expenditures on the Muriel Lake Property of $100,000 CDN (approximately $87,800 US) by June 30, 2007; and

(c)	pay a total of $50,000 CDN (approximately $43,900 US) as pre-paid royalties to the recorded holders of the Muriel Lake Property by January 1, 2008.

In order to focus our resources on developing EDI’s busines, we no longer intend to proceed with our mineral property acquisition and exploration activities. As such, we intend to allow our option to the Muriel Lake Property to lapse.

EDI Exploration Drilling International GmbH

EDI was formed on December 7, 2004 under the laws of the Federal Republic of Germany. EDI was formed for the purpose of distributing and maintaining water exploration machinery and equipment and the provision of related services.

EDI has marketed itself as a technological innovator in the field of well sinking. Through its products, EDI seeks to position itself as a specialist in fulfilling customer needs. EDI believes that its proprietary technologies will greatly reduce the costs, and improve the efficiency, of locating water wells in arid regions.

Despite the fact that EDI was formed on December 7, 2004, its management and team of employees bring over a decade of experience in well sinking and corporate management.

EDI is currently marketing its proprietary technologies, the EDI Fluid Finder, the EDI Medium Changer, the EDI Water Save and the EDI Suspension, that can be used to assist in the locating, drilling and preserving the economic lifetime of water wells in arid regions. In addition, EDI’s technologies can be adapted for use in the field of geothermal energy production to help achieve significant reductions in drilling costs.

The EDI Fluid Finder and Medium Changer

The Traditional Well Drilling Process

Groundwater is often found at different aquifer levels beneath the surface of the earth. Often times, multiple layers of groundwater can be found at a single location, with each level separated by layers of soil or rock. Traditional well drilling procedures used to reach underground water resources involve the drilling of a hole sunk with a normal drill pipe and a mounted drill crane. The depth to which the hole is drilled (and the corresponding water horizon) is determined from the drilled dirt mixture in the flush. The flush is a mixture of water and dirt that flows to the surface as part of the drilling process. During the drilling process, a drilling mud is circulated in through the drill pipe and flushed out to the annular space of the hole. The annular space is the space between the drill pipe and the outer wall of the drill hole. This creates a mixture of mud and sample materials from inside the well hole that is “flushed” to the surface via the annular space. The drilling mud is required in order to create and maintain pressure at the bottom of the drill hole and creates a cake along the walls of the hole, providing stability to the hole during the drilling process.

In order to test the quality of the water, a sample must be taken, which requires the removal of the entire drill pipe from the drill hole. The drill hole is then used to build a fully functioning well. Traditionally, if the quality of the water found at the depth reached by that particular drill hole is not suitable, that drill hole cannot then be reused to find lower sources of groundwater. This is because water from the higher aquifer levels will seep through the drill hole and contaminate the lower levels of groundwater. As a result, the well must be abandoned and a new drill hole must be sunk in a new location in order to reach lower aquifer levels. This process must be repeated until the correct water horizon has been found.

The disadvantage of this process is that the well drilling process can be a very time consuming, difficult and expensive process as the drilling equipment must be moved and reset each time a deeper aquifer level is sought.

EDI’s proprietary technologies resolve this difficulty by allowing samples to be taken at different aquifer levels during the drilling process within the same drill hole.

The EDI Fluid Finder

The EDI Fluid Finder allows for accurate multiple sampling within the same drill hole by preventing the test horizon from being contaminated by water horizons found above. In addition, the Fluid Finder allows groundwater samples to be taken in an uncased borehole without the removal of the drilling assembly.

The EDI Fluid Finder is mounted between the drill bit and the drill pipe using the standard mud rotary drilling method. During the drilling process, the device behaves in a completely neutral manner and does not interfere with, or require any changes to, the drilling operation. Approximately 15% of the mud produced by the drilling process is used to keep the valves and filters of the Fluid Finder clean during the drilling process.

Once the drill has reached the desired test horizon, the drill drive is separated from the drill pipe and an underwater pump is lowered into the drill pipe. A special filter gravel is inserted into the annular space to a level just above the top of the Fluid Finder. This separates the drill hole into two sections. The partial vacuum created by the pump has the effect of generating a barrier layer and natural seal at the filter gravel/mud interface. The borehole is thus divided into two parts and the test horizon is precisely separated from the drill pipe and any higher water horizons that would otherwise contaminate the test. This allows the water at the aquifer level reached to be pumped and tested directly on-site. The filters in the Fluid Finder allow water at the test horizon to flow through the filter gravel and the drill pipe. This water is then pumped up through the drill pipe into a sample collecting vessel at the surface, where it can be tested.

If the water quality at the test horizon is not suitable, the drill drive is reattached to the drill pipe. Normal operating pressure from the drilling mud fluid is sufficient to lift the filter gravel out of the annular space and normal drilling operations can then be resumed immediately. This process can be repeated any number of times until the correct aquifer level has been reached.

The Fluid Filter can be adjusted to fit a number of drill diameters (with a minimum diameter of 65 mm or 2.56 inches) and can be used to drill to depths of up to 500 meters or 547 yards.

The EDI Medium Changer

During the sampling process, the drill pipe is filled with the sample fluid and flowed to the surface for testing. Once a sample has been tested and a decision has been made to resume drilling, the sample fluid must be pumped out of the drill pipe and drilling mud must be returned to the drill pipe and the annular space so that the drilling process can be resumed. EDI’s Medium Changer is a proprietary process that accomplishes this task. Pumping the drilling mud directly down through the drill pipe into the annular space along with the sample fluid without a medium changing process would destroy the drill hole.

The Medium Changer is installed into the drill string via the Fluid Finder and possesses a special filter section. In order to change the medium in the well hole, drilling mud is pumped into the annular space in measured quantities and pressure. During this process, valves on the Medium Changer are opened by the pressure created and the drilling mud flows through the filter section of the Medium Changer into the drill string, displacing the fluid placed there by the sampling process. During this process, the valves on the Fluid Finder remain closed as a result of differential pressure bias. Using this process, the sample fluid within the drill string is displaced by the drilling mud. Once the sample fluid has been completely displaced by the drilling mud, drilling can be resumed.

The EDI Water Save and Suspension

Traditional Well Sealing Methods

Traditional well sealing measures use a clay ring seal that forms a barrier over the extraction sample, as well as a barrier made out of a mixture of cement and clay found in the annulus collector. This seal prevents contaminated surface water from seeping down into the fresh water at the bottom of the well. Generally, this seal must be rehabilitated approximately every 5 years. However this method of sealing a well has proven to be unstable despite any well rehabilitation measures that may taken, and after about 8 to 10 years, the efficiency of the well as compared to the energy and effort that needed to operate the well drops dramatically. In addition, this method does not provide a stable seal between the water horizon used by the well and higher aquifers and water horizons penetrated by the well hole during the drilling process. Tests have shown that after approximately 8 to 10 years, the quality of water produced by wells sealed using traditional methods will fall below acceptable drinking standards due to the leaching of contaminants.

The EDI Water Save

The EDI Water Save is EDI’s proprietary process for establishing water wells once the drilling process has been completed. EDI’s Water Save process creates a more stable water well and can extend the life of the well up to 20 years.

Once the optimum aquifer has been found in the drilling process, the well piping is installed into the well hole, with the filtering mechanism located at the lower end. The piping and filtering mechanism are each customized according the geology and hydrology of the well location. Once the piping and filter material has been inserted, the EDI Suspension, described below, is pressure injected into the annular space, filling the area between the well piping and the hole wall from above the filter to the surface.

Through this process, well restoration becomes unnecessary as a stable barrier from higher aquifers and water horizons is created, preventing contamination of lower water levels through the annular space of the well hole and preventing the deterioration of the water quality extracted by the well. All that is required is regular maintenance on the well machinery necessary in order to prevent the build up of minerals within the filter units. Without regular maintenance, the build up of these minerals can, over time, interfere with the water flow rate of the well. However, EDI’s Water Save process includes the installation of maintenance materials during the well construction period, meaning that well maintenance can be conducted at a later date in a quick and cost effective manner.

The EDI Suspension

The EDI Suspension consists of a mixture of natural products which individually correspond to German Industrial Standards (“DIN”) and are approved for use in the operation and drilling of water wells. The individual components of the Suspension are mixed to particular proportions and concentrations depending upon the existing geology of the location of the well hole and the depth of the well hole. The Suspension is then injected into the annular space of the drill hole, where it infiltrates the pores, crevices, fissures and cavities of the rock mass. The Suspension thus interlocks with the rock mass and, at the same time, encloses the outer wall of the well tube. The Suspension is used to fill up the entire annular space in the well hole above the fluid extraction section at the bottom of the well. After approximately 24 hours has passed, the Suspension forms a permanently elastic and fixed mass substance. This way the Suspension creates a barrier to higher aquifer and water horizon levels that were penetrated during the drilling phase, preventing contamination of the lower water horizon that is being used by the well. Geologically and hydrologically, this returns the rock mass to its original state, potentially extending the life of the well to up to 20 years.

Global Demand For Supplies Of Freshwater

The United Nation’s World Water Development Report, presented during the International Year of Freshwater 2003, arrived at an alarming conclusion: during the last century, the international demand for freshwater has increased six fold. There are many reasons for this explosion in demand, one of which being the dramatic increase in population growth. By 2015, access to clean freshwater will need to be secured for an additional 2 billion people. However, because the demand for freshwater is increasing twice as fast as world population growth, it is clear that population growth is not the only factor driving this increase in demand. According to the newsletter publication, Global Water Intelligence, private households are responsible for only 9% of the world’s freshwater consumption. Agriculture, at 71%, represents by far the largest source of freshwater consumption, with private industry consuming approximately 20%, although that proportion is growing.

Many experts believe that water will become a major source of global conflicts in the 21st Century. This possibility is reinforced by the fact that, in the year 2000, 1.1 billion people did not have access to clean drinking water. Polluted drinking water is also a major carrier of disease. Diarrhea related diseases are the cause of 2.2 million deaths annually.

River and groundwater contamination by industrial waste and toxins have exacerbated the situation significantly. Waters are polluted with 330 to 550 million tons of heavy metals and other toxic substances every year. Further serious damage is being caused by global warming. According to information provided by the United Nations, 25 million acres of land are lost to desert formation each year. The growth of deserts in Africa and the Middle East has been particularly drastic.

The result of these occurrences is a constantly growing demand for freshwater supplies that is being met with a stagnant or regressive supply.

It has become obvious that traditional technologies and methods will not be sufficient to overcome the world’s water supply problems. The development of novel and sustainable concepts and technologies is required to ensure a stable supply of drinking water. EDI believes that significant opportunities exist for companies with cost effective and sustainable alternative technologies that can be used to help resolve this looming crises.

Using Water Technology To Produce Geothermal Power

Geothermal power uses geothermal heat to generate electricity. In areas with high temperature groundwater at shallow depths, wells are drilled into natural fractures in basement rock or into permeable sedimentary rocks. Hot water or steam flows up through the wells either by pumping or through boiling (flashing) flow. This hot water or steam is then used to produce electricity.

As the production of geothermal electricity is still at the beginning of its development, it is expected that, in the future, considerable cost reductions can be achieved. This may be possible, for example, through more efficient drilling and simulation facilities or through improved efficiency in power generating facilities. EDI believes its technologies can make significant contributions to the future competitiveness of geothermal power production by reducing drilling costs and reducing the risks of finding hot groundwater.

Planned Distribution and Market Penetration Strategy

In order to secure consistent success in the sinking and preserving of wells using its technologies, EDI will send an experienced well sinker from its team to manage specific drilling projects. As the manager of the drill sinking team, this EDI representative will supervise and direct the work done by EDI’s external partners at the well site.

In order to quickly penetrate its target markets, EDI will concentrate on marketing itself in the upcoming years as a technology provider. Due to its small number of personnel and limited capital resources, EDI does not anticipate being able to immediately penetrate its target markets on its own. As a result, EDI will seek to establish joint venture and licensing arrangements with local industry representatives and consultants within targeted foreign markets.

Through a network of business contacts established by its management team, EDI has plans to target markets in German, Spain, Namibia, Egypt, Bahrain, India and the United Arab Emirates. EDI has already established contacts in Saudi Arabia, Bahrain, India, Namibia, and Germany.

Through these contacts, EDI will seek to obtain contracts to utilize their products and technologies on existing and future drilling projects.

Competition

EDI competes directly with traditional well drilling contractors. The market for well drilling contractors and equipment providers is mature and well established. The market is currently dominated by a number of different companies, some of whom are globally active with worldwide infrastructures. These companies are able to take on any drilling project at short notice regardless of where the project may be located. In addition, there are a large number of small, local contractors who are also active within the industry.

Although EDI’s management and employees have a number of years of experience in well drilling, EDI is a development stage company, has not earned any revenues to date, and is a new entrant to this industry. EDI’s ability to compete within this industry is dependent upon its ability to differentiate its processes, products and technologies from those already existing in the marketplace and its ability to create public awareness of the advantages those processes, products and technologies present. EDI is not aware of any existing drilling technologies that are able to match the distinct advantages presented by its proprietary products and processes.

Suppliers

EDI relies upon outside consultants to manufacture its products. EDI is not dependent on any single suppliers for the manufacture of its products.

Intellectual Property Rights

The following patent and trademark applications have been filed by EDI:

PATENT/TRADEMARK NUMBER	DATE OF APPLICATION	PATENT NAME
PCT Application No. No. PCT/EP2005/004581	April 28, 2005	Procedure and Sampling Device for the Winning of a Sample Medium containing Water and/or Oil and/or Gas and/or Solid Material from a Drill Hole.
PCT Application No. No. PCT/EP2005/008116	July 26, 2005	Material for Sealing in Well Sinking and for Backfilling of Underground Cavities, especially Deep Bore Holes.
PCT Application No. No. PCT/EP2006/001096	February 8, 2005	Tube Well.
PCT Application No. No. PCT/EP2003/07714 - European Application Reference Number 03 817 507.1 - German Application Reference Number 103 94 249.1 - US Application Reference	July 16, 2003	Wells and Procedures for the Regeneration of a Well.

PATENT/TRADEMARK NUMBER	DATE OF APPLICATION	PATENT NAME
Number (not yet received from US patent authorities)
German Trademark Application No. 305 68 335.1	November 15, 2005	“EDI” Trademark.
German Trademark Application No. 305 68 357.8	November 15, 2005	EDI Logo.
German Trademark Application No. 305 68 358.6	November 15, 2005	“EDIPOWER” Trademark.

Research and Development Expenditures

Since its inception on December 7, 2004, EDI has spent $134,960 on research and development costs. EDI had no revenues and no customers during this period. As such, the costs of such research and development were not directly borne by any customers.

Employees

In addition to its two managing directors, Rainer Rotthaeuser and Guenter Thiemann, EDI currently has 4 full-time employees. In addition, EDI has retained the services of 4 additional persons as independent consultants who provide their services on a part-time basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

During the next twelve months, EDI will seek to gain market penetration for its products and processes within the drilling industry. In order to do so, EDI will seek to use its own business contacts and will obtain the assistance of business consultants with local and international connections. Over the next year, EDI will focus on developing relationships and contacts in Germany, the Middle East, Namibia and India, in an effort to generate access to drilling projects and corresponding sales of EDI’s products and services:

(a)

Germany: The water supply market, and the corresponding market for well drilling projects, is fragmented by nature and will require EDI to establish contacts with a number of regional water suppliers, and, in certain cases, with private utility companies. Through the business contacts of its management, EDI has already begun to establish open dialogues with private and public water supply companies in an effort to promote its products. In addition, EDI will attempt to obtain access to geothermal pilot projects in an effort to market the benefits of its Fluid Finder and Medium Changer technology to the geothermal energy process.

(b)

The Middle East: The Middle East contains some of the most arid environments in the world. For example, 97 percent of Egypt is covered by desert. As a result, there is a distinct market for groundwater pumping and irrigation projects. Within these markets,

EDI will attempt to offer its services as a general contractor and sub-contractor for well drilling projects. EDI has formed relationships with drilling companies in Saudi Arabia and Bahrain and will seek to parlay these contacts into well drilling contracts within those countries. In addition, EDI is also seeking to gain access to well drilling projects in the United Arab Emirates and Egypt.

(c)

Namibia: The West African Country of Namibia has one of the most arid climates in the world. 83% of the rainfall experienced in Namibia evaporates soon after it falls. In Namibia, there are currently 150,000 water wells in operation, however 75% of these do not pump drinking quality water. Supplying drinking water for household consumption has become an important goal for the Government of Namibia. EDI is currently in negotiations with the Namibian government to conduct test demonstrations of its technologies and processes.

(d)

India: India is one of the most populous countries in the world and is an emerging industrial giant. With the increase in development, India’s demands for water supplies continue to grow. EDI has reached a preliminary agreement with a drilling company based in Hyderabad, India, to form a joint venture in order to exploit their respective expertise and business contacts.

In addition, EDI will also explore opportunities for its products in other international markets, focusing primarily on countries where there is an established need for water well drilling technologies and services.

We anticipate that we will require approximately EUR 3,000,000 ($3,780,000) to complete EDI’s plan of operation over the next twelve months. The majority of this amount will be spent on marketing presentations, product demonstrations and legal and other consulting fees associated with establishing EDI’s presence in international markets. In addition, we anticipate that we will require an additional $50,000 for general administrative purposes and to pay for the legal and accounting fees we expect to incur in meeting ongoing reporting obligations under United States securities laws.

Financing Requirements

Currently, we do not have sufficient financial resources to complete our plan of operation for the next twelve months. We have not earned any revenues to date, and there are no assurances that we will be able to generate revenues in the future. As such, our ability to complete our plan of operation is expected to be dependent upon our ability to obtain substantial financing in the near term.

Any financing that we obtain is expected to be in the form of sales of our equity securities as traditional debt financing is not expected to be available to us at this stage of our development. If we are successful in completing any equity financings, of which there is no assurance, our existing shareholders will experience a dilution of their interest in our company. If we are not successful in raising sufficient financing, we will not be able to complete our current plan of operation. We do not have any specific alternatives to our current plan of operation and have not planned for any such contingency. If we are not successful in raising sufficient financing, our business may fail and our shareholders may lose all or part of their investment.

Off Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition,

revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Reverse Acquisition Accounting

Under generally accepted accounting principles, the acquisition of EDI has been accounted for as a reverse acquisition and EDI has been treated as the acquiring entity for accounting and financial reporting purposes. As such, our consolidated financial statements will be presented as a continuation of the operations of EDI and not Invision Capital, Inc. The operations of Invision will be included in the consolidated statement of operations from the effective date of the acquisition, April 26, 2006.

Risks And Uncertainties

Need For Financing

We do not currently have the financial resources to complete our plan of operation for the next twelve months. We anticipate that we will require financing in the amount of $3,780,000 in order to fund our plan of operation over the next twelve months. We presently do not have any financing arrangements in place and there is no assurance that we will be able to obtain sufficient financing on terms acceptable to us or at all. If further financing is not available or obtainable, our ability to meet our financial obligations and pursue our plan of operation will be substantially limited and investors may lose a substantial portion or all of their investment.

Limited Operating History, Risks Of A New Business Venture

EDI was formed on December 7, 2004 and, as such, has a very short operating history upon which future performance may be assessed. EDI has not earned any revenues to date.

Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, approvals by government agencies, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that our business will prove successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our Operations May Be Subject To Extensive Government Regulations

Well drilling is an inherently dangerous activity. As such, we expect that any well projects that we participate in will be subject to a number of government safety and environmental regulations. Obtaining any necessary permits and/or governmental approvals may be a lengthy and costly process. As we currently do not have any drilling contracts in place and are seeking to market our products and services in a number of countries, the full extent of these regulations is not yet fully known. There are no assurances that we will be able to obtain the necessary government approvals or that the costs associated with obtaining those approvals will be affordable to us.

Competition Is Intense And We May Be Unable To Achieve Market Acceptance

EDI competes directly with traditional well drilling contractors. The market for well drilling contractors and equipment providers is mature and well established. As such, the business environment in which we intend to operate is highly competitive. Currently, there exist a number of established methods, products and technologies used in the well drilling process and we expect to experience competition from a number of established companies involved this industry. Many of our potential competitors will have greater technical, financial, marketing, sales and other resources than us.

Our ability to compete within this industry is dependent upon our ability to differentiate our processes, products and technologies from those already existing in the marketplace and our ability to create public awareness of the advantages those processes, products and technologies present. Although our management has experience in the well drilling industry, as an entity, we are new entrants to that industry and our technologies have not yet gained marketplace acceptance. We are unable to provide assurances that our target customers and markets will accept our technologies or will purchase our products and services in sufficient quantities to achieve profitability. If a significant market fails to develop or develops more slowly than we anticipate, we may be unable to meet our operational expenses. Acceptance of our products will depend upon a number of factors, including the cost competitiveness of our products, customer reluctance to try new products or services, regulatory requirements or the emergence of more competitive or effective products.

Rapid Technological Changes In Our Industry Could Make Our Products Obsolete

If new technologies, products and industry standards develop at a rapid pace, they could make our products obsolete. Our future success will depend upon our ability to develop and introduce product enhancements to address the needs of customers. Material delays in introducing product enhancements may cause customers to forego purchases of our product and purchase those of competitors.

Asserting And Defending Intellectual Property Rights May Impact Results Of Operations

The success of our business may depend on our ability to protect our proprietary process and technology from competitors. A number of international patent applications have been filed with respect to EDI’s technologies. However, there is no assurance that a final patent will be granted for any of the patent pending technologies underlying our proposed products. If we are not able to obtain a patent for any of the technologies, we will only be able to protect our products and technological processes by maintaining the secrecy of those products and processes.

Even if we are able to obtain patents for our technologies, we may be required to defend our intellectual property rights through litigation. The financial cost of such litigation could have a material impact on our financial condition even if we are successful in developing and marketing products and in defending any of our intellectual property rights, of which there is no assurance. Furthermore, an adverse outcome in any litigation or interference proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. In addition, a finding that any of our intellectual property rights are invalid could allow competitors to more easily and cost-effectively compete. Thus, an unfavorable outcome in any patent litigation or interference proceeding could have a material adverse effect on our business, financial condition and results of operations.

Dependence On Key Personnel

Our success will largely depend on the performance of our directors and officers and the managers of EDI. Our success will also depend on our ability to attract and retain highly skilled technical, research, management, regulatory compliance, sales and marketing personnel. Competition for such personnel is intense. The loss of the services of such personnel or the inability to attract and retain other key personnel could impair the development of our business, operating results and financial condition.

DESCRIPTION OF PROPERTY

Other than our option on the Muriel Lake Property, we do not own any real property or any rights to acquire any real property. EDI currently leases two office properties from Magdalena Rotthaeuser, the wife of our Chief Executive Officer and President, Rainer Rotthaeuser. The first office space consists of an area of approximately 649 square feet, rented at a cost of EUR 600 ($756) per month. The second office space consists of an area of approximately 656 square feet, rented at a cost of EUR 491 ($619) per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 26, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Rainer Rotthaeuser Director, Chief Executive Officer and President, Goethestrasse 61 D-45721 Haltern am See Germany	Nil	Nil
Common Stock	Guenter Thiemann Chief Financial Officer and Treasurer Goethestrasse 61 D-45721 Haltern am See Germany	Nil	Nil
Common Stock	John Boschert Director and Secretary 1480 Gulf Road, Suite 205 Point Roberts, WA 98281	Nil	Nil
Common Stock	All Officers and Directors as a Group (3 persons)	Nil	Nil

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(1)
5% SHAREHOLDERS
Common Stock	EDI Exploration Drilling International Holding GmbH Goethestrasse 61 D-45721 Haltern am See Germany	70,000,000	68.6%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 26, 2006, immediately upon completion of the acquisition of EDI. As of April 26, 2006, there were 101,992,000 shares of our common stock issued and outstanding.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and positions of our officers and directors as of the date hereof.

Name	Age	Positions
Rainer Rotthaeuser	49	Director, Chief Executive Officer and President
Guenter Thiemann	49	Chief Financial Officer and Treasurer
John Boschert	35	Director and Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors:

Rainer Rotthaeuser was appointed to our Board of Directors and as our Chief Executive Officer and President upon closing of our acquisition of EDI. Mr. Rotthaeuser has been self-employed since 1988 when he formed his own architectural firm. Mr. Rotthaeuser’s architectural expertise is in the development and construction of large building projects.

Guenter Thiemann was appointed as our Chief Financial Officer and Treasurer upon closing of our acquisition of EDI. Form 1989 to 1999, Mr. Thiemann was employed at LVM Insurance in the development and implementation of corporate marketing strategies. In 1999 he formed Thiemann Gesellsechaft fuer Fondsmanagement GmbH, an investment fund firm. From 2001 to 2003 he acted as a branch manager for the investment counseling firm of Comfort Finance AG. Since 2003, Mr. Thiemann has been self-employed as a consultant in the areas of capital investments and financing.

John Boschert has acted as a member of our Board of Directors since March 13, 2006 and as our Secretary since March 20, 2006. From March 20, 2006 to April 26, 2006, Mr. Boschert also acted as our Chief Executive Officer, President, Chief Financial Officer and Treasurer.

Mr. Boschert is a self-employed business consultant. From July 2003 to June 2005, he was the president and owner of a food and beverage company based in Port Alberni, British Columbia, Canada. From 1999 to 2003, he served as a business consultant and officer of Qincom Networks Inc., a telecommunications services provider. From 1998 to 2002, he served as a business consultant and director of Universal Domains, Inc., a food services and domain name provider.

Since June 28, 2005, Mr. Boschert has been the Secretary of Clyvia Inc., a company that, through its German subsidiary, Clyvia Technology GmbH, is developing a proprietary technology that utilizes a process known as fractional depolymerization to produce diesel fuel and heating oil from various forms of recyclable waste materials, including vegetable oils, plastics and organic solids.

Since April 19, 2006, John Boschert has been the Secretary and Treasurer of Triton Resources, Inc., a development stage company engaged in the business of developing a recreational flying device and facility in which the flying device is to operate.

Legal Proceedings Involving Directors And Executive Officers

We are not aware of any legal proceedings to which any of our current or former directors, officers, affiliates, or owners of more than five percent of the Company’s common stock (beneficially or of record) is a party adverse in interest to us. None of our current or former officers or directors have been the subject of any bankruptcy petitions filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. We are also not aware of any legal proceedings to which EDI Holding or any affiliate of EDI Holding is a party adverse in interest to us.

Committees Of The Board Of Directors

Our Board of Directors does not maintain a separately-designated standing audit committee. As a result, our entire Board of Directors acts as our audit committee. Our Board of Directors, as currently constituted, does not meet the definition of an “audit committee financial expert.” We believe that the cost related to appointing a financial expert to our Board of Directors at this time is prohibitive.

We presently do not have a compensation committee, nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees.

Terms Of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their successors are appointed.

Significant Employees

Other than our executive officers, we do not have any employees who are expected to make a significant contribution to our business.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain compensation information for (i) all individuals serving as our chief executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level (the “CEO”); (ii) our four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year; and up to two additional individuals for whom disclosure would have been provided pursuant to subparagraph (ii) of this item but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed fiscal year (collectively, or “named executive officers”).

			ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name	Title	Year Ended July 31	Salary	Bonus	Other Annual Compen- sation	AWARDS		PAYOUTS	All Other Compen- sation
						Restricted Stock Awarded	Options/ SARs* (#)	LTIP payouts ($)
Rainer Rotthaeuser(1)	Chief Executive Officer, President and Director	2005 2004 2003	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A
Guenter Thiemann(1)	Chief Financial Officer and Treasurer	2005 2004 2003	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A
John Boschert(1)	Secretary	2005 2004	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Frank Rigney(3)	Former Director, Former Chief Executive Officer, Former Chief Financial Officer, Former President, Former Secretary and Former Treasurer	2005 2004 2003	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0

(1)

Mr. Rotthaeuser and Mr. Thiemann were appointed to their respective positions on April 26, 2006 upon the completion of our acquisition of EDI. Neither Mr. Rotthaeuser nor Mr. Thiemann were paid by EDI prior to July 31, 2005. Since then, Mr. Rotthaeuser and Mr. Thiemann have each received management fees in the amount of EUR 10,000 per month from EDI.

(2)

Mr. Boschert was appointed as a director and as Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary on March 20, 2006. As of the completion of our acquisition, Mr. Boschert no longer acts as our Chief Executive Officer, President, Chief Financial Officer or Treasurer.

(3)	Mr. Rigney was our sole director and sole executive officer from the date of our inception to March 20, 2006.

Stock Option Grants

We did not grant any stock options to our executive officers or directors during our most recent fiscal year ended July 31, 2005. We also have not granted any stock options to our executive officers or directors since July 31, 2005. In addition, as of July 31, 2005, no retirement, pension or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

Exercises Of Stock Options And Year-End Option Values

No stock options were exercised by our executive officers or directors during the financial year ended July 31, 2005 and no stock options have been exercised since July 31, 2005.

Long-Term Incentive Plans

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Compensation Of Directors

Our directors received no management fees during the years ended July 31, 2005, 2004 or 2003.

Employment Contracts

We do not have employment contracts with any of our executive officers or directors. We also do not have any termination of employment or change-in-control arrangements with any of our executive officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters; and
  Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On April 26, 2006, we issued a total of 50,000,000 shares of our common stock to EDI Holding in exchange for all of the shares of EDI. Magdalena Rotthaeuser, the wife of Rainer Rotthaeuser, owns a 55.9% interest in EDI Holding, and Mr. Thiemann owns a 10.5% interest in EDI Holding.

EDI currently rent two office spaces from Magdalena Rotthaeuser. The first office space has an area of approximately 649 square feet, which EDI rents at a cost of EUR 600 ($756) per month. The second office consists of a space with an area of approximately 656 square fee, which EDI rents at a cost of EUR 491 ($619) per month.

DESCRIPTION OF SECURITIES

General

Our authorized capital consists of 1,000,000,000 shares of common stock, with a par value of $0.001 per share. As of April 26, 2006, there were 101,922,000 shares of our common stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section I.05 of our Bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote. Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote.

Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Chapter 78 of the NRS does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Nevada Anti-Takeover Laws

NRS Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not contain any provisions with respect to acquisitions of controlling interests.

The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

We do not currently do business in the State of Nevada and we have no plans to conduct business in the State of Nevada in the foreseeable future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”) under the symbol “IVCA”. Our shares were first traded on the OTC Bulletin Board on October 19, 2005, under the stock symbol “IVCL.” Our symbol was changed to “IVCA” on March 27, 2006 upon completion of our 5-for-1 stock split. The following table indicates the high and low bid prices of the common shares obtained during the periods indicated:

	2006		2005		2004
	High	Low	High	Low	High	Low
First Quarter ended October 31	N/A	N/A	N/A	N/A	N/A	N/A
Second Quarter ended January 31	$ 0.20	$ 0.01	N/A	N/A	N/A	N/A
Third Quarter ended April 30	$ 1.55	$ 0.10	N/A	N/A	N/A	N/A
Fourth Quarter ended July 31	N/A	N/A	N/A	N/A	N/A	N/A

The above quotations have been adjusted to reflect our 5-for-1 stock split, effective March 27, 2006. The range of high and low price quotes of our common stock as set out in the table above is as quoted on the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As our shares did not trade on the OTC Bulletin Board until October 19, 2005, no information is available for periods ending before that date. No information was available from the OTC Bulletin Board for any months ended prior to January 31, 2006.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and in such form as the SEC shall require by rule or regulation. The broker-dealer also must, prior to effecting any transaction in a penny stock, provide the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock that is not otherwise exempt from those rules, the broker-dealer must: (a) make a special written determination that the penny stock is a suitable investment for the purchaser and (b) receive from the purchaser his or her written acknowledgement of receipt of the determination and a written agreement to the transaction.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and therefore stockholders may have difficulty selling those securities.

Registered Holders Of Our Common Stock

As of April 26, 2006, there were 49 registered holders of record of our common stock. We believe that a large number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

We have neither declared nor paid any cash dividends on our capital stock since our inception and do not contemplate paying cash dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business. Our Board of Directors will determine future dividend declarations and payments, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

There are no restrictions in our articles of incorporation or in our bylaws which prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of a dividend:

(a)	We would not be able to pay our debts as they become due in the usual course of business; or

(b)

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving distributions.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings and, to our knowledge, no such proceedings are pending, threatened or contemplated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 3.02 of this Current Report on Form 8-K.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors may be indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Chapter 78 of the NRS and Section IX.03 of our Bylaws, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Invision.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Invision, even if they are unsuccessful in defending that action, if the officer or director:

  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Invision, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

However, with respect to actions brought by or on behalf of Invision against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Invision, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Bylaws further provide that we are required to pay the costs of defending against any litigation brought against out officers and directors as they are incurred and in advance of a final disposition on the matter, so long as such officer or director provides us with an undertaking to repay those amounts should a court of competent jurisdiction determine that he or she is not entitled to be indemnified by Invision.

The NRS and our Articles of Incorporation and our Bylaws further provide that we are permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02       UNREGISTERED SALES OF EQUITY SECURITIES

In consideration for all of the outstanding shares of EDI Exploration Drilling International GmbH, we issued to EDI Exploration Drilling International Holding GmbH (“EDI Holding”) 50,000,000 shares of our common stock. These shares were issued to EDI Holding pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933 on the basis of representations provided by EDI Holding that it is not a “U.S. Person” as that term is defined in Regulation S.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01       CHANGES IN CONTROL OF REGISTRANT

Effective on April 26, 2006, EDI Exploration Drilling International Holding GmbH (“EDI Holding”) acquired an aggregate of 70,000,000 shares in our common stock. Of these shares, 50,000,000 shares were issued by us in exchange for a 100% ownership interest in EDI Exploration Drilling International GmbH (“EDI”). The remaining 20,000,000 shares acquired by EDI Holding were acquired from Frank Rigney for an aggregate purchase price of $10,000. EDI Holding paid for the purchase price of the shares acquired from Mr. Rigney out of its own funds. As a result, EDI Holding now owns 68.6% of our total issued and outstanding shares of common stock.

Upon closing of our acquisition of EDI, Rainer Rotthaeuser was appointed to our Board of Directors and as our Chief Executive Officer and President, and Guenter Thiemann was appointed as our Chief Financial Officer and Treasurer. John Boschert will continue to act as our Secretary, and is expected to remain on our Board of Directors on a temporary basis. Pursuant to the terms of the Share Purchase Agreement with EDI, EDI Holding and Mr. Rigney, within 10 days after an information statement prepared in accordance with Rule 14f-1 of the Securities Exchange Act of 1934 is mailed to our stockholders and filed with the Securities and Exchange Commission, Mr. Thiemann will replace Mr. Boschert on our Board of Directors. Mr. Boschert is expected to continue to act as our Secretary on an ongoing basis.

ITEM 5.02       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 26, 2006, upon closing of the acquisition of EDI Exploration Drilling International GmbH, John Boschert resigned as our Chief Executive Officer, President, Chief Financial Officer and Treasurer. Mr. Boschert has retained his positions as our Secretary and, on a temporary basis, as a member of our Board of Directors. The resignations of Mr. Boschert were made in accordance with the terms of the Share Purchase Agreement and were not due to any disagreements with the Company.

Upon the tendering of Mr. Boschert’s resignations, Rainer Rotthaeuser was appointed to our Board of Directors and as our Chief Executive Officer and President, and Guenter Thiemann was appointed as our Chief Financial Officer and Treasurer. In accordance with the terms of the Share Purchase Agreement, Mr. Boschert is expected to resign from our Board of Directors as soon as reasonably practicable after an information statement, prepared in accordance with Rule 14f-1 promulgated under the Securities Exchange Act of 1934, is filed with the SEC and sent to our stockholders. Upon Mr. Boschert’s resignation, it is expected that Mr. Thiemann will be appointed to our Board of Directors in his place.

Rainer Rotthaeuser was appointed to our Board of Directors and as our Chief Executive Officer and President upon closing of our acquisition of EDI. Mr. Rotthaeuser has been self-employed since 1988 when he formed his own architectural firm. Mr. Rotthaeuser’s architectural expertise is in the development and construction of large building projects.

Guenter Thiemann was appointed as our Chief Financial Officer and Treasurer upon closing of our acquisition of EDI. Form 1989 to 1999, Mr. Thiemann was employed at LVM Insurance in the development and implementation of corporate marketing strategies. In 1999 he formed Thiemann Gesellsechaft fuer Fondsmanagement GmbH, an investment fund firm. From 2001 to 2003 he acted as a branch manager for the investment counseling firm of Comfort Finance AG. Since 2003, Mr. Thiemann has been self-employed as a consultant in the areas of capital investments and financing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

We have included as Exhibit 99.2 to this Current Report on Form 8-K are the audited, English language financial statements of EDI Exploration Drilling International GmbH (“EDI”), prepared in accordance with US generally accepted accounting principals and stated in US dollars:

1.	Balance Sheets based on US-GAAP as at December 31, 2005 and December 31, 2004;

2.	Statements of Income based on US-GAAP for the year ended December 31, 2005 and for the period from December 7, 2004 (date of inception) to December 31, 2004;

3.	Statements of Cash Flows based on US-GAAP for the year ended December 31, 2005 and for the period from December 7, 2004 (date of inception) to December 31, 2004;

4.	Statement of Changes in Shareholders’ Equity based on US-GAAP for the period from December 7, 2004 (date of inception) to December 31, 2005;

5.	Notes to the Financial Statements;

6.	Report of Independent Registered Public Accounting Firm; and

7.	General Terms and Conditions Governing the Engagement of the Independent Registered Public Accounting Firm.

The functional currency of EDI is the Euro. Accordingly, the financial transactions of EDI were recorded in Euros and translated into United States dollars. The financial statements attached as Exhibit 99.2 should be read in conjunction with the German language, Euro financial statements included as Exhibit 99.3 to this Current Report on Form 8-K.

Included as Exhibit 99.3 to this Current Report on Form 8-K are the following audited, German language financial statements of EDI Exploration Drilling International GmbH, prepared in accordance with US generally accepted accounting principals, and stated in Euros:

1.	Report of Independent Registered Public Accounting Firm (English);

2.	Statements of Income based on US-GAAP for the year ended December 31, 2005 and for the period from December 7, 2004 (date of inception) to December 31, 2004;

3.	Statement of Cash Flows based on US-GAAP for the year ended December 31, 2005;

4.	Statement of Changes in Shareholders’ Equity based on US-GAAP for the year ended December 31, 2005;

5.	Notes to the Financial Statements;

6.	Report of Independent Registered Public Accounting Firm (German); and

7.	General Terms and Conditions Governing the Engagement of the Independent Registered Public Accounting Firm.

(b)	Pro forma Financial Information.

Included herein as Exhibit 99.4 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to the Company’s acquisition of EDI Exploration Drilling International GmbH:

1.	Unaudited Pro Forma Consolidated Balance Sheet as at January 31, 2006;

2.	Unaudited Pro Forma Consolidated Statement of Operations for six month period ended January 31, 2006;

3.	Uaudited Pro Forma Consolidated Statement of Operations for the periods ended July 31, 2005;

4.	Notes to the Pro Forma Consolidated Financial Statements.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1

Share Purchase Agreement between EDI Exploration Drilling International Holding GmbH, Invision Capital, Inc., EDI Exploration Drilling International GmbH and Frank Rigney, dated for reference the 5th day of April, 2006.(1)

10.2	Agreement and Deed of Transfer between EDI Exploration Drilling International Holding GmbH and Invision Capital, Inc. dated for reference as of the 26th day of April, 2006.

99.1	Press Release dated April 26, 2006. (1)

99.2	Audited English Language Financial Statements of EDI Exploration Drilling International GmbH for the year ended December 31, 2005, stated in US dollars.

99.3	Audited German Language Financial Statements of EDI Exploration Drilling International GmbH for the year ended December 31, 2005, stated in Euros.

99.4	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations.

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISION CAPITAL, INC.

Date: May 2, 2006
	By:	/s/ Guenter Thiemann
	Name:	Guenter Thiemann
	Title:	Chief Financial Officer and
Treasurer